Exhibit 5.1

January 21, 2005

WMG Acquisition Corp.

75 Rockefeller Plaza

New York, NY 10019

Ladies and Gentlemen:

We have acted as counsel to WMG Acquisition Corp., a Delaware corporation (the “Company”), and to the guarantors listed on Schedule 1 hereto (individually, a “Covered Guarantor” and collectively, the “Covered Guarantors”) and the guarantor listed on Schedule II hereto (the “Excluded Guarantor” and together with the Covered Guarantors, the “Guarantors”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of $465,000,000 aggregate principal amount of 7 3/8% Senior Subordinated Notes due 2014 and £100,000,000 aggregate principal amount of 8 1/8% Senior Subordinated Notes due 2014 (the “Exchange Securities”) and the issuance by the Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Securities.  The Exchange Securities and the Guarantees will be issued under an indenture dated as of April 8, 2004 (the “Indenture”) among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  The Exchange Securities will be offered by the Company in exchange for $465,000,000 aggregate principal amount of its outstanding 7 3/8% Senior Subordinated Notes due 2014 and £100,000,000 aggregate principal amount of its outstanding 8 1/8% Senior Subordinated Notes due 2014 (the “Securities”).

We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement.  We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.  When the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.  When (a) the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will constitute valid and legally binding obligations of the Covered Guarantors enforceable against the Covered Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by (1) the law of the State of California, (2) the law of the State of Wyoming and (3) the law of the State of Tennessee, we have relied upon (x) the opinion of Gelfand Stein & Wasson LLP, (y) the opinion of Holland & Hart LLP and (z) Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, respectively, each dated the date hereof.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and to the extent set forth herein the laws of the State of California, Wyoming and Tennessee.

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We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

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Schedule 1

Covered Guarantors

Subsidiary	Jurisdiction

A.P. Schmidt Company	Delaware
Atlantic Recording Corporation	Delaware
Atlantic/143 L.L.C.	Delaware
Atlantic/MR II INC.	Delaware
Atlantic/MR Ventures Inc.	Delaware
Big Beat Records Inc.	Delaware
Big Tree Recording Corporation	Delaware
Bute Sound LLC	Delaware
Cafe Americana Inc.	Delaware
Chappell & Intersong Music Group (Australia) Limited	Delaware
Chappell And Intersong Music Group (Germany) Inc.	Delaware
Chappell Music Company, Inc.	Delaware
Cota Music, Inc.	New York
Cotillion Music, Inc.	Delaware
CPP/Belwin, Inc.	Delaware
CRK Music Inc.	Delaware
E/A Music, Inc.	Delaware
Eleksylum Music, Inc.	Delaware
Elektra Entertainment Group Inc.	Delaware
Elektra Group Ventures Inc.	Delaware
Elektra/Chameleon Ventures Inc.	Delaware
Fiddleback Music Publishing Company, Inc.	Delaware
Foz Man Music LLC	Delaware
Inside Job, Inc.	New York
Intersong U.S.A., INC.	Delaware
Jadar Music Corp.	Delaware
Lava Trademark Holding Company LLC	Delaware
LEM America, INC.	Delaware
London-Sire Records Inc.	Delaware
McGuffin Music Inc.	Delaware
Mixed Bag Music, Inc.	New York
MM Investment Inc. (fka Warner Music Bluesky Holdings Inc.)	Delaware
NC Hungary Holdings Inc.	Delaware
New Chappell Inc.	Delaware
Nonesuch Records Inc.	Delaware
NVC International Inc.	Delaware
Octa Music, Inc.	New York

Penalty Records L.L.C.	New York
Pepamar Music Corp.	New York
Revelation Music Publishing Corporation	New York
Rhino Entertainment Company	Delaware
Rick’s Music Inc.	Delaware
Rightsong Music Inc.	Delaware
SR/MDM Venture Inc.	Delaware
Super Hype Publishing, Inc.	New York
T-Boy Music L.L.C.	New York
T-Girl Music L.L.C.	New York
The Rhythm Method Inc.	Delaware
Tommy Boy Music, Inc.	New York
Tommy Valando Publishing Group, Inc.	Delaware
Tri-Chappell Music Inc.	Delaware
TW Music Holdings Inc.	Delaware
Unichappell Music Inc.	Delaware
W.B.M. Music Corp.	Delaware
Walden Music, Inc.	New York
Warner Alliance Music Inc.	Delaware
Warner Brethren Inc.	Delaware
Warner Bros. Music International Inc.	Delaware
Warner Bros. Publications U.S. Inc.	New York
Warner Bros. Records Inc.	Delaware
Warner Domain Music Inc.	Delaware
Warner Music Discovery Inc.	Delaware
Warner Music Distribution Inc.	Delaware
Warner Music Group Inc.	Delaware
Warner Music Latina Inc.	Delaware
Warner Music SP Inc.	Delaware
Warner Sojourner Music Inc.	Delaware
Warner Special Products Inc.	Delaware
WarnerSongs Inc.	Delaware
Warner Strategic Marketing Inc.	Delaware
Warner-Elektra-Atlantic Corporation	New York
Warner/Chappell Music, Inc.	Delaware
Warprise Music Inc.	Delaware
WB Gold Music Corp.	Delaware
WBM/House of Gold Music, Inc.	Delaware
WBPI Holdings LLC	Delaware
WBR Management Services Inc.	Delaware
WBR/QRI Venture, Inc.	Delaware
WBR/Ruffnation Ventures, Inc.	Delaware
WBR/Sire Ventures Inc.	Delaware
We Are Musica Inc.	Delaware
WEA Europe Inc.	Delaware

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WEA Inc.	Delaware
WEA International Inc.	Delaware
WEA Latina Musica Inc.	Delaware
WEA Management Services Inc.	Delaware
WEA Rock LLC	Delaware
WEA Urban LLC	Delaware
WMG Management Services Inc.	Delaware
WMG Trademark Holding Company LLC	Delaware
Berna Music, Inc.	California
FHK, INC.	Tennessee
Foster Frees Music, Inc.	California
Rodra Music, Inc.	California
Sea Chime Music, Inc.	California
Summy-Birchard, Inc.	Wyoming
Warner Custom Music Corp.	California
Warner-Tamerlane Publishing Corp.	California
WB Music Corp.	California
Wide Music, Inc.	California

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Schedule 2

Excluded Guarantors

Subsidiary	Jurisdiction

Warner/Chappell Music (Services), Inc.	New Jersey